UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2018

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Market Street, Philadelphia, Pennsylvania	19102
(Address of Principal Executive Offices)	(Zip Code)

(215) 231 - 1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

Approval of Radian Group Inc. Employee Stock Purchase Plan

On May 9, 2018, stockholders of Radian Group Inc. (“Radian” or the “Company”) approved the amended and restated Radian Group Inc. Employee Stock Purchase Plan (as so amended and restated, the “Radian Group Inc. Employee Stock Purchase Plan”). The primary purposes of the amendment and restatement were to increase the maximum aggregate number of shares of the Company’s common stock that may be issued under the plan and to extend the term of the plan from December 31, 2018 to December 31, 2028. The Radian Group Inc. Employee Stock Purchase Plan is described in Proposal 3 in the Company’s proxy statement for the 2018 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 9, 2018 (the “2018 Proxy Statement”) and is included in its entirety as Exhibit A to the 2018 Proxy Statement.

2018 Long-Term Incentive Awards

On May 9, 2018, the Compensation and Human Resources Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) granted annual long-term incentive awards (the “2018 LTI Awards”) to the Company’s executive officers, including Richard G. Thornberry, the Company’s Chief Executive Officer, and to J. Franklin Hall, Derek V. Brummer, Edward J. Hoffman and Brien J. McMahon, the Company’s named executive officers (the “Executives”) who continue to serve as executive officers of the Company.

All of the 2018 LTI Awards granted by the Company, including those awarded to the Executives as described in more detail below, were granted under the Radian Group Inc. Equity Compensation Plan (the “Equity Compensation Plan” or “Plan”).

For 2018, each Executive’s target 2018 LTI Award is comprised of the following components: (1) performance-based restricted stock units that will vest based on growth in the Company’s “LTI Book Value per Share” (as defined below) over a three-year performance period (the “BV RSUs”); and (2) time-based restricted stock units that will vest over three years in pro rata installments (“Time-Based RSUs”).

2018 Performance-Based Awards – BV RSUs

The Committee granted BV RSUs to the Executives in the following amounts:

Executive Officer	BV RSUs (#)
Mr. Thornberry	150,240
Mr. Hall	25,830
Mr. Brummer	31,690
Mr. Hoffman	25,830
Mr. McMahon	25,830

The amounts granted represent the Executive’s target award for the BV RSUs (the “BV RSU Target”). The BV RSUs will vest on May 9, 2021, based on the attainment of specified performance goals (as described below), subject to certain conditions (as described below) that could accelerate such vesting. Each vested BV RSU will be payable in one share of the Company’s common stock.

On the vesting date, each Executive will become vested in a number of shares of the Company’s common stock (from 0 to 200% of his BV RSU Target) based on how the Company’s cumulative growth in LTI Book Value per Share (as defined below) over a three-year performance period (from March 31, 2018 through March 31, 2021) compares to the following reference points:

LTI Book Value per Share Growth (1)	Payout Percentage(1) (% of BV RSU Target)
≥60%	200%
50%	150%
40%	100%
30%	50%
<20%(2)	0%

(1)	If the Company’s growth in LTI Book Value per Share falls between two referenced percentages, the payout percentage will be interpolated.
(2)	If the Company’s growth in LTI Book Value per Share is less than 20%, the payout percentage will be 0.

The Company’s “LTI Book Value per Share” is defined as: (A) Book Value adjusted to exclude: (1) Accumulated Other Comprehensive Income; and (2) the impact, if any, during the three-year performance period from declared dividends on common shares; divided by (B) basic shares of common stock outstanding.

The BV RSUs include a one-year, post-vesting holding period, such that the vested BV RSUs will not be convertible into shares (other than shares withheld to pay taxes due at vesting) until the one-year anniversary of the vesting date of the BV RSUs. However, as set forth in the applicable grant instrument, the post-vesting holding period will not apply in certain circumstances, such as (i) the Executive’s death or disability, (ii) the occurrence of a change of control after the end of the performance period, or (iii) certain terminations of employment in the event of a change of control before the end of the performance period.

The BV RSU awards provide for “double trigger” vesting in the event of a change of control. In the event of a change of control of the Company before the end of the three-year performance period, the BV RSUs will become vested at the end of the three-year performance period, provided that the Executive remains employed by the Company through such date. If, in connection with the change of control, the Executive’s employment is terminated by the Company without “cause,” or the Executive terminates employment for “good reason” (as those terms are defined in the grant instrument), in each case within 90 days before or one year after a change of control, the BV RSUs will become vested upon such termination (or the date of the change of control, if later). The amount that will become vested in the event of a change of control will be an amount equal to the estimated payout for the full performance period based on the Company’s performance through the end of the fiscal quarter immediately prior to the change of control.

If a retirement eligible Executive retires before the end of the three-year performance period, generally the award will remain outstanding and will vest at the end of the performance period to the extent that the performance criteria have been satisfied (or in the amount described above in the event of a change of control). Additionally, the BV RSUs will become fully vested at target (or in the amount described above in the event of a change of control) in the event of the Executive’s death or disability during employment.

Except as set forth above with respect to a termination of employment in connection with a change of control, if the Executive is involuntarily terminated by the Company other than for “cause” or the Executive terminates employment for “good reason,” in each case six months or more after the award is granted, and the Executive executes a written release of claims against the Company, a prorated portion of the unvested BV RSUs (based on the number of months that the Executive was employed following the date the award was granted) will remain outstanding and will represent the Executive’s new target award; provided however, that if such termination occurs within six months prior to the end of the three-year performance period, the BV RSUs will not be prorated and the grant date target award will remain outstanding in its entirety. Any BV RSUs that remain outstanding will vest at the end of the performance period to the extent that the performance criteria have been satisfied (or as described above in the event of a change of control).

The BV RSUs also include a provision that prohibits the Executive from competing with the Company and from soliciting the Company’s employees or customers for a period of 18 months with respect to Mr. Thornberry and a period of 12 months for each of the other Executives (in each case, the “Restricted Period”) following termination of the Executive’s employment for any reason.

2018 Time-Based RSUs

The Committee granted Time-Based RSUs to the Executives in the following amounts: Mr. Thornberry – 66,920 RSUs; Mr. Hall – 11,510 RSUs; Mr. Brummer – 14,120 RSUs; Mr. Hoffman – 11,510 RSUs; and Mr. McMahon – 11,510 RSUs.

The Time-Based RSUs are scheduled to vest in pro rata installments on each of the first three anniversaries of the grant date (i.e., May 9, 2019, May 9, 2020 and May 9, 2021), as long as the Executive is an employee of Radian on the vesting date.

In the event of the Executive’s retirement, death or disability before the end of the three-year vesting period, any unvested Time-Based RSUs will become fully vested. Additionally, except as set forth below with respect to a termination of employment in connection with a change of control, if the Executive is involuntarily terminated by the Company other than for “cause” or the Executive terminates employment for “good reason” and the Executive executes a written release of claims against the Company, any unvested Time-Based RSUs will become vested as follows: (i) if the termination occurs up through and including the first anniversary of the grant date, one-third of the Time-Based RSUs awarded will become vested and the remaining Time-Based RSUs will be forfeited; and (ii) if the termination occurs after the first anniversary of the grant date, all remaining unvested Time-Based RSUs will become fully vested.

The Time-Based RSU awards provide for “double trigger” vesting in the event of a change of control. In the event of a change of control of the Company, if the Executive’s employment is terminated by the Company without “cause,” or the Executive terminates employment for “good reason,” in each case within 90 days before or one year after a change of control, the Time-Based RSUs will become fully vested upon such termination (or, the date of the change of control, if later).

The Time-Based RSUs also include a provision that prohibits the Executive from competing with the Company and from soliciting the Company’s employees or customers for the applicable Restricted Period following termination of the Executive’s employment for any reason.

The foregoing summary of the 2018 LTI Awards is not a complete description of all of the terms and conditions of the BV RSU awards and the Time-Based RSUs, and is qualified in its entirety by reference to the full text of the form of grant instruments, which the Company plans to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s 2018 Annual Meeting of Stockholders held on May 9, 2018, the following proposals were submitted to a vote of the Company’s stockholders, with the voting results indicated below:

(1)	Election of ten (10) directors for a term of one year each, to serve until their successors have been duly elected and qualified or until their earlier removal or resignation:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Herbert Wender	180,519,388	4,717,613	194,529	14,539,723

David C. Carney	180,629,157	3,956,188	846,185	14,539,723

Howard B. Culang	181,376,069	3,862,334	193,127	14,539,723

Lisa W. Hess	182,155,045	3,059,777	216,708	14,539,723

Stephen T. Hopkins	181,642,280	3,603,562	185,688	14,539,723

Brian D. Montgomery	181,758,557	3,048,484	624,489	14,539,723

Gaetano Muzio	184,191,202	1,051,631	188,697	14,539,723

Gregory V. Serio	180,781,719	4,459,892	189,919	14,539,723

Noel J. Spiegel	184,206,259	1,032,938	192,333	14,539,723

Richard G. Thornberry	184,061,980	1,200,848	168,702	14,539,723

(2)	Approval, by an advisory, non-binding vote, of the compensation of the Company’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
176,742,607	7,870,517	818,406	14,539,723

(3)	Approval of the Amended and Restated Radian Group Inc. Employee Stock Purchase Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
182,797,534	2,529,907	104,089	14,539,723

(4)	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018:

FOR	AGAINST	ABSTAIN
198,187,182	1,538,544	245,527

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC. (Registrant)

Date: May 15, 2018	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary